EXHIBIT 99.1

ENROLLMENT FORM FOR DISTRIBUTION REINVESTMENT PROGRAM

INLAND REAL ESTATE CORPORATION
Enrollment for Distribution Reinvestment Program

A. INDIVIDUAL OR JOINT ACCOUNTS (Only enter the Social Security number for the name under which distributions should be reported for tax purposes.)

Owner’s Name	Joint Owner’s Name (if applicable)

Owner’s Social Security #	Joint Owner’s Social Security # (used for tax reporting)

For Joint Accounts: Your Distribution Reinvestment Program account will be registered “Joint Tenants with Rights of Survivorship” and not as Tenants in Common unless you check one of the following boxes:

☐  Tenants in Common              ☐  Tenants by Entirety              ☐  Community Property

B. TRUST ACCOUNTS (Please check only one of the trustee types) ☐ Person as trustee ☐ Organization as trustee

Trustee: Individual or Organization Name	Co-Trustee’s Name (if applicable)

And Co-Trustee’s Name (if applicable)	Date of Trust

Name of Trust	Taxpayer ID Number (required)

C. ORGANIZATION OR BUSINESS ENTITY Check one: ☐ Corporation ☐ Partnership ☐ Other

Name of Entity	Authorized Signature

Taxpayer ID Number (required)	Title

D. INDIVIDUAL RETIREMENT ACCOUNTS (IRA enrollment forms must also be signed by your custodian. Upon completion, please forward this form to your custodian.)

Name of IRA Custodian	Account Holder’s Social Security Number

Mailing Address of IRA Account	Account Holder’s Address

Mailing Address of IRA Account	Account Holder’s Address

IRA Account Number

ACCOUNT AUTHORIZATION AND SIGNATURE(S)

By completing and signing this form, you authorize us to reinvest all your cash distributions by purchasing additional shares of Inland Real Estate Corporation registered in your name.

Signature of Account Owner:	Date:

Signature of Joint Owner: (if applicable)	Date:

Signature of Custodian: (if applicable)	Date: